SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RIVERSTONE NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RIVERSTONE NETWORKS, INC.
5200 Great America Parkway
Santa Clara, CA 95054
(408) 878-6500

June 21, 2002

Dear Stockholder:

You are cordially invited to attend our 2002 Annual Meeting of Stockholders to be held at 10:30 a.m., Pacific Daylight time, on July 30, 2002 at the Company’s offices at 5200 Great America Parkway, Santa Clara, California.

At this meeting you are being asked to (i) elect one Class II director, (ii) confirm the appointment of Ernst & Young LLP as the Company’s independent auditors and (iii) transact such other business as may properly come before the meeting and any and all adjourned or postponed sessions thereof.

Your Board of Directors recommends that you vote FOR the election of the director and FOR the proposal. You should read with care the Proxy Statement that describes the nominee and presents other important information about the proposal. Please complete, sign and return your proxy promptly in the enclosed envelope. If your shares are held in street name by a broker, you may have the option of voting by telephone or electronically via the Internet, detailed instructions for which would be included with your proxy card if these alternatives are available.

We hope that you will join us on July 30, 2002.

Sincerely,

Romulus Pereira
Chief Executive Officer, President and Director

RIVERSTONE NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 30, 2002

To the Stockholders of Riverstone Networks, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Riverstone Networks, Inc. (the “Company”) will be held at the Company’s offices at 5200 Great America Parkway, Santa Clara, California on July 30, 2002 at 10:30 a.m., Pacific Daylight time, for the following purposes:

1.	To elect one Class II director to serve until the 2005 Annual Meeting of Stockholders.

2.	To confirm the appointment of Ernst & Young LLP as the Company’s independent auditors.

3.	To transact such other business as may properly come before the meeting and any and all adjourned or postponed sessions thereof.

Only stockholders of record at the close of business on June 3, 2002 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any and all adjourned or postponed sessions thereof.

By order of the Board of Directors,

Robert Stanton
Secretary

Santa Clara, California
June 21, 2002

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE VOTE EITHER ELECTRONICALLY OR BY TELEPHONE IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER OFFERING THESE ALTERNATIVES, OR BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

RIVERSTONE NETWORKS, INC.

PROXY STATEMENT
For the 2002 Annual Meeting of Stockholders
to be held on July 30, 2002

QUESTIONS AND ANSWERS

Q:	When and where is the annual meeting?

We will be holding the 2002 Annual Meeting of Stockholders (the “Meeting”) of Riverstone Networks, Inc. (the “Company”, “Riverstone”, “us” or “we”) on Tuesday, July 30, 2002 at 10:30 a.m., Pacific Daylight time, at the Company’s offices located at 5200 Great America Parkway, Santa Clara, California. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders beginning on or about June 21, 2002.

Q:	What am I being asked to vote on at the annual meeting?

We are asking you to vote on two matters at the annual meeting:

•	the election of one director to hold office for a three-year term; and

•	the confirmation of the appointment of Ernst & Young LLP as the Company’s independent auditors.

Q:	How does the Board of Directors recommend I vote on these proposals?

The Board of Directors of the Company recommends that you vote FOR:

•	the nominee for director; and

•	the confirmation of the appointment of Ernst & Young LLP as the Company’s independent auditors.

Q:	Who is entitled to vote at the annual meeting?

You are entitled to vote at the annual meeting if you owned shares on June 3, 2002, the record date for the annual meeting. On June 3, 2002, the Company had 122,704,863 shares of Common Stock outstanding.

Q:	What vote of the stockholders is needed to approve the proposals?

The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, and entitled to vote, will constitute a quorum at the Meeting. Provided that a quorum is present at the Meeting:

•	the nominee for director who receives the greatest number of votes will be elected; and

•
the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting are needed to confirm the appointment of Ernst & Young LLP as the Company’s independent auditors.

Q:	What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	What do I need to do now?

Please carefully read this Proxy Statement, and then if you are a registered stockholder complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. If you are not a registered stockholder, but hold your shares in street name through a bank or brokerage firm, refer to the instructions provided on your proxy card.

If you sign and send in your proxy card and do not mark how you want to vote, your proxy will be counted as a vote in favor of the nominee for director and for the confirmation of the appointment of Ernst & Young LLP as the Company’s independent auditors.

If you prefer, you can attend the meeting and vote your shares in person.

Q:	What do I do if my shares are held in “street name” by my broker?

If your shares are held in street name by a broker as your nominee, your broker will send you a proxy card. Many brokers also offer the option of voting either by telephone or electronically via the Internet, instructions for which will be provided by your broker on your proxy card.

Q:	What happens if I mark “abstain” on the proxy card or I do not instruct my broker how to vote on the proposal to confirm the appointment of Ernst & Young LLP?

If you mark your proxy “abstain,” your shares will have the same effect as votes against the confirmation of the appointment of Ernst & Young LLP as the Company’s independent auditors.

If your shares are held in street name by a broker, your broker may not be able to vote your shares without instructions from you. If you do not instruct your broker how to vote and your broker indicates on a proxy that it does not have discretionary authority to vote on the proposal, this is called a “broker non-vote.” Broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining whether a quorum is present but are not deemed to be present in person or represented for purposes of determining whether stockholder approval of the proposal has been obtained.

The proposal to confirm the appointment of Ernst & Young LLP as the Company’s independent auditors requires that a majority of the shares of our outstanding Common Stock present or represented by proxy and entitled to vote at the Meeting is voted in favor of the proposal.

Q:	Can I change my mind after I have mailed in my signed proxy card or after I have voted via the Internet or by telephone?

Yes. There are three ways you may withdraw your proxy at any time before the vote takes place:

•	you may return to the Secretary of the Company another properly signed proxy card bearing a later date;

•	you may deliver a written revocation of your proxy to the Secretary of the Company; or

•	you may attend the annual meeting, or any adjourned or postponed session thereof, in person and vote the shares covered by the proxy.

The mailing address for the Secretary of the Company is: Riverstone Networks, Inc., 5200 Great America Parkway, Santa Clara, California 95054, Attention: Robert Stanton, Secretary.

Q:	Who should I call if I have any additional questions?

If you hold your shares directly, please call Mellon Investor Services LLC at (800) 356-2017 or (201) 329-8660. If your shares are held in street name, please contact your broker at the telephone number provided by your broker on your proxy card.

ANNUAL MEETING

The enclosed form of proxy is solicited on behalf of the Board of Directors of Riverstone Networks, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s offices in Santa Clara, California, on July 30, 2002, at 10:30 a.m., Pacific Daylight time, and at any and all adjourned or postponed sessions thereof.

The proxies named in the form of proxy have been designated by the Board of Directors of the Company. Giving the proxy will not affect your right to revoke the proxy prior to voting or your right to vote in person should you decide to attend the Meeting. Shares represented by the enclosed form of proxy, when properly executed and presented, will be voted as directed therein.

Matters to be Considered at the Annual Meeting

The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders.

Proxy Solicitation

The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefore in addition to their regular salaries) may communicate directly or by mail, telephone, or other communication methods with stockholders to solicit proxies. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

Outstanding Shares and Voting Power

The holders of record of shares of Common Stock, $.01 par value (the “Common Stock”), of the Company at the close of business on June 3, 2002 are entitled to receive notice of and to vote at the Meeting. As of that date the Company had issued and outstanding 122,704,863 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

Consistent with state law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Abstentions and “broker non-votes” (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) are counted as present for the purpose of determining the presence of a quorum for the transaction of business. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting.

The nominee for election as director at the Meeting who receives the greatest number of affirmative votes will be elected provided that a quorum is present at the meeting. The election inspectors will count the total number of votes cast “for” each nominee for the purpose of determining whether sufficient affirmative votes have been cast. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the election of directors.

The approval of Proposal 2, the confirmation of the appointment of Ernst & Young LLP as the Company’s independent auditors, requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock represented and entitled to vote at the Meeting. The election inspectors will count the total number of votes cast “for” the proposals for the purpose of determining whether sufficient affirmative votes have been cast. Your failure to vote or vote to abstain will have the same legal effect as a vote cast against this proposal. Broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy in determining whether the proposal has been approved.

If there are insufficient votes to approve Proposal 2, your proxy may be voted by the persons named in the proxy to adjourn the Meeting in order to solicit additional proxies in favor of the approval of Proposal 2. If the Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous meeting.

Voting Electronically Via the Internet or by Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

Voting and Revocation of Proxies

You may revoke your proxy at any time before it is exercised by

•	returning to the Company another properly signed proxy representing such shares and bearing a later date,

•	delivering a written revocation to the Secretary of the Company, or

•	attending the Meeting or any adjourned or postponed session thereof and voting in person the shares covered by the proxy.

Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting as directed therein. If a proxy is properly executed and received by the Secretary of the Company, but no instructions are indicated, then the proxy will be voted to approve and adopt the above matters and in the manner as the person named on the enclosed proxy card in his or her discretion determines upon such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

PROPOSAL 1:    ELECTION OF CLASS II DIRECTOR

The Company’s Amended and Restated Certificate of Incorporation and by-laws provide that the Company shall have no less than three directors, with the exact number to be determined by resolution of the Board of Directors. There are currently five members of the Company’s Board of Directors. One of the Directors, Eric Jaeger, will retire from the Board of Directors effective at the time of the Annual Meeting, at which time the number of authorized directors will be fixed at four. The Company’s Amended and Restated Certificate of Incorporation and by-laws also provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the person named below as a Class II director for a term of three years expiring at the 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified. If a nominee shall be unavailable as a candidate at the Meeting, votes pursuant to the proxy will be voted either for a substitute nominee designated by the Board of Directors or, in the absence of such designation, in such other manner as the directors may in their discretion determine. Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at less than four. The Board of Directors does not anticipate that the nominee will become unavailable as a candidate. The nominee for Class II director and the incumbent Class I and Class III directors are as follows:

Nominee as Class II Director Term Expires 2005

Piyush Patel, 46
Director since 2000
Member of the Audit Committee

Piyush Patel has served as the chairman of our Board of Directors since March 2000. From June 1999 to August 2001, Mr. Patel served as the chairman of the board, president and chief executive officer of Cabletron Systems, Inc. From October 1998 to June 1999, Mr. Patel served as senior vice president of worldwide engineering at Cabletron. From September 1996 to October 1998, Mr. Patel served as the chief executive officer of Yago Systems, Inc. From April 1995 to September 1996, Mr. Patel served as senior project manager for Quantum Effect Devices, Inc.

Class III Director Term Expires 2003

Romulus Pereira, 36
Director since 2000

Romulus Pereira has served as our president and chief executive officer and as a director since March 2000. From September 1999 to February 2000, he served as chief operating officer at Cabletron Systems, Inc., where he was responsible for directing Cabletron’s engineering, sales, services and marketing organizations. From December 1998 to September 2000, he also served as general manager of Cabletron’s service provider business. From September 1996 to March 1998, Mr. Pereira was one of three founders of Yago Systems, Inc., where he served as chief technology officer and vice president of engineering. Before co-founding Yago, Mr. Pereira was employed by Cisco Systems, Inc., where he served in various capacities, including technical leader. He is also a member of the Board of Directors of Mockingbird Networks.

Class I Directors Terms Expire 2004

Jorge A. del Calvo, 46
Director since 2001
Member of the Compensation Committee and Audit Committee

Jorge A. del Calvo has served as a member of our Board of Directors since the closing date of our initial public offering, February 22, 2001. Since 1982, Mr. del Calvo has been an attorney with the law firm of Pillsbury Winthrop LLP and a partner of the firm since 1990. Pillsbury Winthrop serves as outside counsel to the Company.

Christopher Paisley, 49
Director since 2001
Member of the Compensation Committee and Audit Committee

Christopher Paisley has served as a member of our Board of Directors since the closing date of our initial public offering, February 22, 2001. Mr. Paisley has been a Dean’s Executive Professor at the Leavey School of Business at Santa Clara University since January 2001. From September 1985 to May 2000, Mr. Paisley served first as vice president, finance and chief financial officer, and later as senior vice president of finance and chief financial officer, at 3Com Corporation. Mr. Paisley serves on the Board of Directors of Aspect Telecommunications Corporation, WJ Communications, Inc., Legato Systems, Inc. and Persistence Software, Inc.

The Board of Directors recommends a vote “FOR” the election of Piyush Patel as a Class II director.

Information with Respect to the Board of Directors and Committee Organization

During the Company’s fiscal year ended March 2, 2002, the Board of Directors held a total of nine meetings. The Company has a standing Compensation Committee and a standing Audit Committee. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

The Compensation Committee, which held two meetings in fiscal year 2002, currently consists of Mr. del Calvo, Mr. Jaeger and Mr. Paisley. C. Lee Cox served as a member of the Compensation Committee until he resigned from the Board of Directors in May 2002. The Compensation Committee is responsible for reviewing and approving the compensation and benefits for the Company’s executive officers and administering the Company’s 2000 Equity Incentive Plan. A subcommittee has been formed for the purpose of granting options to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code. For fiscal year 2002, the subcommittee consisted of Mr. Cox and Mr. Paisley. Currently, the subcommittee consists of Mr. Jaeger and Mr. Paisley. Additionally, the Board of Directors has delegated to Mr. Pereira, our chief executive officer and a member of our Board of Directors, the authority to grant options to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 or whose compensation is not covered by Section 162(m) of the Internal Revenue Code. Mr. Pereira may not grant more than 100,000 options to any individual on an annual basis.

The Audit Committee, which held four meetings in fiscal year 2002, currently consists of Mr. del Calvo, Mr. Paisley and Mr. Patel. C. Lee Cox served as a member of the Audit Committee until he resigned from the Board of Directors in May 2002. The Audit Committee assists the Board of Directors in its oversight responsibilities with respect to the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures, the Company’s financial statements and independent audit thereof, selecting, evaluating and, where deemed appropriate, replacing the outside auditors and evaluating the independence of the outside auditors, including consideration of the effect on independence of any non-audit services performed by the outside auditors. The Audit Committee assists the Board in these oversight responsibilities by reviewing and discussing with management, the internal audit group and the independent auditors the quarterly and annual financial statements of the Company, reviewing the Company’s system of internal controls and its financial and accounting practices, overseeing the internal and external audit process, reviewing systems relating to compliance with laws, rules, regulations and Company policies, receiving a formal written report from the auditors’ regarding their independence, discussing any disclosed relationships or services with the auditors, recommending, if determined by the Audit Committee, that the Board of Directors take appropriate action to satisfy itself of the independence of the auditors, preparing a report for inclusion in the annual proxy statement and reviewing and reassessing the adequacy of the charter of the Audit Committee.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.

Director Compensation

We reimburse each member of the Board of Directors for reasonable expenses incurred to attend a meeting of the Board of Directors or any board committee. We also pay cash compensation to members of our Board of Directors who are not our employees in the amount of $2,000 for each annual meeting attended. Before the distribution of our Common Stock by Cabletron in August 2001, we did not pay the $2,000 per-meeting compensation to members of our Board of Directors who were employees of Cabletron.

We intend to grant an option to purchase 20,000 shares of Common Stock on or about the date of each annual meeting of stockholders, beginning with the 2002 annual meeting, to each individual who will continue to serve as a member of the Board of Directors following that meeting and is not an employee of ours or of our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 3, 2002 as to the shares of the Company’s Common Stock beneficially owned, directly or indirectly, by: (i) each current director of the Company and each nominee for director, (ii) the Chief Executive Officer and each of the executive officers named in the Summary Compensation Table (“Named Executive Officers”), (iii) all directors and current executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock. Unless otherwise indicated, the address for each person listed below is c/o Riverstone Networks, Inc., 5200 Great America Parkway, Santa Clara, California 95054. The percentage of Common Stock beneficially owned is based on 122,704,863 shares outstanding as of June 3, 2002.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership Within 60 days of June 3, 2002	Percentage Beneficially Owned(1)(2)

5% Stockholders
Legg Mason, Inc. (3) 100 Light Street Baltimore, MD 21202	13,204,989	—	10.8%

Directors and Named Executive Officers
Romulus Pereira (4)	7,634	643,625	*
Robert Stanton (5)	2,000	199,165	*
Suresh Gopalakrishnan	—	210,164	*
John Kern	2,000	82,614	*
Piyush Patel	422,794	1,196,300	1.3
Jorge A. del Calvo (6)	5,617	31,668	*
Christopher Paisley	2,102	28,333	*
All directors and current executive officers as a group (7 persons)	442,147	2,391,869	2.3%

*	Less than 1%.

(1)
To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)
For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on June 3, 2002, shares which such person or group has the right to acquire within 60 days after June 3, 2002 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3)
According to an amended Schedule 13G filed with the Securities and Exchange Commission on May 10, 2002 by Legg Mason, Inc. and Legg Mason Funds Management, Inc., consists of shares held by Bingham Legg Advisers LLC, Brandywine Asset Management, LLC, LMM LLC, Legg Mason Funds Management, Inc., Legg Mason Trust, fsb, and Legg Mason Wood Walker, Inc. Accounts managed by Legg Mason Funds Management, Inc., in the aggregate, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of 7,169,100 shares, or 5.8% of the Company’s total outstanding shares. Legg Mason, Inc. reports shared voting and dispositive power with respect to the 13,204,989 shares.

(4)	The Pereira Family Limited Partnership, for which Mr. Pereira is the general partner, beneficially owns 7,634 shares and has the right to acquire 86,366 shares within 60 days of June 3, 2002.

(5)	Includes 2,000 shares held by Mr. Stanton’s spouse.

(6)	Includes 2,052 shares held as custodian for Mr. del Calvo’s children.

REPORT OF THE AUDIT COMMITTEE

The Company established an Audit Committee in connection with its initial public offering. The Board of Directors has adopted a written charter for the Audit Committee which was attached as Appendix C to the Proxy Statement relating to the Company’s 2001 annual meeting of stockholders.

The Audit Committee currently consists of Mr. del Calvo, Mr. Paisley and Mr. Patel, all of whom are independent as defined under the Nasdaq Stock Market’s listing standards, except Mr. Patel. Mr. Patel is not independent as that term is defined under the National Association of Securities Dealers’ listing standards because from June 1999 to August 2001, Mr. Patel served as the chairman of the board, president and chief executive officer of Cabletron, Riverstone’s former parent company. Nevertheless, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to appoint Mr. Patel because of his extensive experience in the networking industry and familiarity with the Company. Cabletron and Riverstone are no longer affiliated.

The Audit Committee is responsible for recommending the independent auditors for approval by the Board of Directors and reviewing the scope, results and costs of the audits and other services provided by the Company’s independent auditors. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with Ernst & Young LLP, who became the Company’s independent auditors during the 2002 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

The Audit Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 2, 2002, and be filed with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Riverstone specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

Jorge A. del Calvo
Christopher Paisley
Piyush Patel

EXECUTIVE COMPENSATION

The following table summarizes the compensation for services rendered in all capacities to the Company for the three fiscal years ended March 2, 2002 for our chief executive officer and our other most highly compensation executive officers as of March 2, 2002. During our fiscal year ended February 29, 2000, all compensation was paid by Cabletron. During our fiscal year ended March 3, 2001, $32,308 of Mr. Gopalakrishnan’s salary was paid by Cabletron. All other compensation relating to Riverstone received by the persons listed below during the fiscal years ended March 1, 2001 and March 2, 2002 was paid by Riverstone.

Summary Compensation Table

	Year	Annual Compensation						Long-Term Compensation			All Other Compensation
								Shares of Cabletron Common Stock	Shares of Riverstone Common Stock
		Salary	Bonus			Other Annual Compensation		Underlying Options	Underlying Options
Romulus Pereira Chief Executive Officer, President and Director	2002 2001 2000	$229,327 254,808 221,538	$	— 112,875 68,250		— — —		— — —	13,468 1,500,000 —	(1)	$	— — 333	(2)

Robert Stanton (3) Chief Financial Officer and Executive Vice President of Finance	2002 2001	225,208 129,808		— 15,000	(4)	— —		— —	150,000 600,000			— —

Suresh Gopalakrishnan Executive Vice President of Engineering	2002 2001 2000	180,000 158,462 87,231		— — 18,400		— — —		— — 20,000	6,413 500,000 —	(1)		750 — 583	(2) (2)

John Kern (5) Executive Vice President of World Sales and Service	2002 2001	215,000 158,077		— 82,500	(8)	$123,123 2,419	(6) (7)	— —	130,000 320,000			500 —	(2)

(1)
Consists of supplemental options to purchase shares of the Company’s Common Stock that were granted to Mr. Pereira and Mr. Gopalakrishnan, as then-holders of Cabletron options in connection with the distribution by Cabletron of its shares of the Company’s Common Stock in August 2001. These supplemental options are described further in notes (2) and (4) to the table entitled “Option Grants in Fiscal Year Ended March 2, 2002” and under the heading “Change of Control Agreements and Arrangements.”

(2)	Represents 401(k) matching payments.

(3)	Mr. Stanton joined the Company in August 2000.

(4)	Represents a bonus received upon acceptance of employment.

(5)	Mr. Kern joined the Company in April 2000.

(6)	Consists of $123,123 in sales commissions.

(7)	Consists of sales commissions.

(8)	Includes a bonus of $20,000 received upon acceptance of employment.

Option Grants

The following table sets forth, for each of the persons named in the Summary Compensation Table, information regarding grants of options made in the last fiscal year and their potential realizable values.

Option Grants in the Fiscal Year Ended March 2, 2002

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Shares of Riverstone Common Stock Underlying Options Granted		% of Total Options Granted to Riverstone Employees in Fiscal Year	Exercise or Base Price	Expiration Date
Name						5%($)	10%($)
Romulus Pereira (2)	13,468		N/A	$5.0145	11/06/01	—	—
Robert Stanton	150,000	(3)	5.22%	5.25	09/27/11	$495,255	$1,255,072
Suresh Gopalakrishnan (4)	6,413		N/A	8.7948	11/06/01	—	—
John Kern	130,000	(5)	4.53	5.25	09/27/11	429,221	1,087,729

(1)
These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved. The potential realizable values are not discounted to present value.

(2)
In connection with the distribution by Cabletron of its shares of the Company’s Common Stock in August 2001, the Company was required to grant to then-holders of Cabletron options, including Company employees, supplemental options under the Company’s 2001 Equity Incentive Plan. The same distribution ratio of 0.5131 of Company shares that applied in Cabletron’s distribution to its stockholders was used to determine the number of shares of Common Stock subject to supplemental Company options. Of the options to purchase an aggregate of 3,146,272 shares granted to the holders of Cabletron options, Mr. Pereira was granted an option to purchase an aggregate of 13,468 shares of the Company’s Common Stock, which became immediately vested and exercisable on the date of grant and remained exercisable for 90 days. As indicated in note (2) to the next table, Mr. Pereira exercised the option with respect to all 13,468 shares.

(3)
The option provisionally vested as to 37,500 shares on September 28, 2002, and will continue to vest provisionally monthly for the remaining underlying shares. Full vesting of the option is scheduled to occur on September 28, 2005, or if we are sold or undergo a change in control.

(4)
Of the options to purchase an aggregate of 3,146,272 shares granted described in note (2) to this table, Mr. Gopalakrishnan was granted an option to purchase 6,413 shares of the Company’s Common Stock, which became immediately vested and exercisable on the date of grant and remained exercisable for 90 days. As indicated in note (3) to the next table, Mr. Gopalakrishnan exercised the option with respect to all 6,413 shares.

(5)
The option provisionally vested as to 32,500 shares on September 28, 2002, and will continue to vest provisionally monthly for the remaining underlying shares. Full vesting of the option is scheduled to occur on September 28, 2005, or if we are sold or undergo a change in control.

Option Exercises and Fiscal Year-End Option Values

The following table shows information related to the options exercised and the number and value of options held by each of the persons named in the Summary Compensation Table as of March 2, 2002. The value of in-the-money options represents the positive spread between the exercise price of the stock options and the closing price of our Common Stock as of March 2, 2002, which was $4.09 per share.

Aggregated Option Exercises in the Fiscal Year Ended March 2, 2002
and Fiscal Year-End Option Values

	Shares Acquired On Exercise(#)		Value Realized($)(1)	Number of Securities Underlying Unexercised Options at March 2, 2002(#)		Value of Unexercised In-the-Money Options at March 2, 2002($)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Romulus Pereira	103,868	(2)	$1,420,395	495,530	914,070	$292,363	$539,301
Robert Stanton	36,000		533,273	132,914	581,086	57,524	216,236
Suresh Gopalakrishnan	36,413	(3)	461,721	155,081	314,919	70,602	147,698
John Kern	45,800		514,733	67,727	336,473	19,801	71,177

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2)
Includes the exercise of an option to purchase 13,468 shares of the Company’s Common Stock granted in connection with the distribution by Cabletron of the Company’s Common Stock, as described in note (2) to the previous table.

(3)
Includes the exercise of an option to purchase 6,413 shares of the Company’s Common Stock granted in connection with the distribution by Cabletron of the Company’s Common Stock, as described in note (4) to the previous table.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth under the heading “Information with Respect to the Board of Directors and Committee Organization.” During the fiscal year ended March 2, 2002, there were no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder, except Jorge A. del Calvo, one of our directors, is a partner of Pillsbury Winthrop LLP. The Company has retained Pillsbury Winthrop to act as its primary outside corporate and securities counsel.

Change of Control Agreements and Arrangements

Under the terms of our employee stock options, including those granted to persons listed in the Summary Compensation Table, if we undergo a change in control, the portion of our options that have become provisionally vested and exercisable, and the portion that would have become vested and exercisable, or provisionally vested and exercisable, during the ten months following the change of control, will become immediately vested and exercisable.

The Company has a change in control plan in which Mr. Pereira and other key employees, including Messrs. Stanton and Gopalakrishnan, may participate. This plan provides that, if a participant’s employment is terminated for reasons defined to be without cause or by the participant for reasons defined to be valid under the plan during the 18-month period following the date the Company undergoes a change in control, the participant will receive severance pay from the Company in an amount equal to the sum of:

•	the participant’s annual base salary at the rate in effect immediately before the date of termination or immediately before the change in control, whichever is higher; plus

•
an amount equal to the highest aggregate amount of bonus paid to the participant in cash in any one of the three most recent fiscal years ended before the termination or the target incentive bonus for the fiscal year in which the change in control occurs, whichever is higher; plus

•
a pro-rated portion of the participant’s target incentive bonus for the fiscal year in which the termination occurs, adjusted for periods for which the participant has already been paid amounts under the incentive bonus arrangement.

The plan also provides that, if during the 18-month period following the date the Company undergoes a change in control, a participant’s employment is terminated for reasons defined to be without cause or by the participant for reasons defined to be valid under the plan, the vesting of the participant’s Riverstone options will be adjusted as follows:

•
The portion of Riverstone options held by the participant that has become provisionally vested and exercisable on the date of termination of employment, and the portion that would have become provisionally vested and exercisable during the seven months following the participant’s termination of employment, will become immediately vested and exercisable for a period of 90 days. This accelerated vesting is separate from the ten-month acceleration provided for under the Company’s 2000 Equity Incentive Plan.

Under this change in control plan, for one year following a covered termination of employment, a participant will be entitled to continue to participate in medical, dental and life insurance plans. This change in control plan further provides for a gross-up payment which will apply if amounts paid to a participant would be effectively reduced by a federal excise tax on excess parachute payments. In that instance, a participant will be entitled to receive additional cash so that the participant will have received the amount that the participant would have received in the absence of any parachute tax after the participant has paid the parachute taxes.

Under the Company’s change in control plan, it will be considered to have undergone a change in control, in general, if:

•	a person or group becomes the beneficial owner of 30% or more of the voting power of the Company’s securities or 30% or more of our Common Stock;

•	continuing directors cease to be a majority of the Company’s board;

•	a consolidation, merger or other reorganization or sale or other disposition of all or substantially all of the Company’s assets occurs, other than defined transactions; or

•	the Company’s stockholders approve our complete liquidation or dissolution.

Under the terms of options to purchase Cabletron common stock held by our employees, including two of those named in the Summary Compensation Table, because Cabletron completed the distribution of our Common Stock to its stockholders before February 28, 2002, the portion of all Cabletron options held by our employees that would have vested on or before February 28, 2002 became immediately vested and exercisable on the date of the distribution, August 6, 2001, and remained exercisable for 90 days. The same acceleration of vesting applied to any additional stock options that we granted relating to outstanding Cabletron options held by our employees. The acceleration of these additional stock options resulted in compensation charges to us.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company’s compensation program for its executive officers is administered and reviewed by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of three outside Directors and is responsible for approving compensation objectives and policy for all executives and sets compensation for the Company’s executive officers. A subcommittee consisting of Mr. Jaeger and Mr. Paisley has been formed for the purpose of granting options to individuals who are subject to Section 16 of the Securities Exchange Act of 1934 and whose compensation is covered by Section 162(m) of the Internal Revenue Code.

General Compensation Policy

Riverstone Networks operates in the highly competitive and rapidly changing high technology business environment. In determining the total compensation for the Company’s executive officers, the Compensation Committee seeks to ensure that rewards are:

•	Linked to overall Company and individual performance;

•	Aligned with stockholder interests; and

•	Significantly “at risk” and subject to the achievement of financial goals and other strategic initiatives.

The Compensation Committee annually assesses the performance and sets the salary of President and Chief Executive Officer, Romulus Pereira. He then assesses the performance of all other executive officers and recommends salary actions and stock option grants that are reviewed and approved by the Compensation Committee.

In determining Mr. Pereira’s and the other executive officers salaries, the Compensation Committee reviews information from salary surveys of a comparable company group, similar in size, complexity and scope of responsibility for the executive management team. In addition, the Compensation Committee reviews performance assessments and the financial performance of Riverstone Networks.

The key elements of the total annual compensation for the executive officers includes compensation in the form of base salary and variable compensation in the form of stock options and for the Sales executive, Mr. John Kern, a performance based incentive bonus.

Components of Executive Compensation

Annual Cash Compensation

Base salaries for all executives are evaluated annually at the time of salary adjustments for all Riverstone employees. The level of base salary is a function of the individuals’ qualifications and experience, the market level for comparable positions in companies in terms of size and scope of responsibility and the individual executive’s performance level.

Based upon competitive market conditions and Company performance, during the Company’s 2002 fiscal year there were no increases to base salaries for any of the executive officers. On May 1, 2002, Mr. Pereira volunteered and the Compensation Committee approved a base salary reduction of 10% to remain in effect until the Company attains sustained profitability. The Compensation Committee may adjust the executive officers’ base salaries in the future, based upon the factors outlined above.

Executive officers other than the Chief Executive Officer may receive discretionary bonuses from time to time. These bonuses are recommended by the Chief Executive Officer based upon individual performance and are presented to the Compensation Committee for review and approval. There were no such discretionary bonuses in fiscal year 2002. In addition and as indicated above, Mr. Kern receives an incentive bonus based upon revenue and customer based performance objectives achieved as a direct result of his managerial responsibility. This bonus is competitive and comparable to positions of similar scope of responsibility in companies of comparable size and revenue levels in Riverstone’s labor market. In March 2001, Mr. Kern was paid a portion of his incentive bonus for fiscal year 2001 on the basis of attainment of Q4 performance objectives.

Stock Options

The Compensation Committee has relied substantially on long-term, equity based compensation as the primary means of aligning the executives’ compensation to the interest of the Company’s stockholders. It is Company practice to set option exercise price for all employees, including executive officers, at no less than 100% of the fair market value of the Company’s stock on the date of grant. The Compensation Committee believes that basing a substantial portion of the executives’ compensation on stock appreciation enhances long-term stockholder value.

In 2001, the Compensation Committee reviewed and approved a stock option grant of 130,000 shares for Mr. Kern based upon a substantial increase in his scope of responsibility and a stock option grant of 150,000 shares for Mr. Stanton in recognition of his individual performance. Mr. Pereira and Mr. Gopalakrishnan did not receive any option grants in 2002.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers unless compensation is performance-based. The cash compensation paid to each of the executive officers is below $1 million and any option granted under our 2000 Equity Incentive Plan meets the requirement of being performance based. As a result, the Compensation Committee believes that Section 162(m) will not affect the tax deductibility of the compensation paid to the executive officers of Riverstone Networks.

Compensation Committee

Jorge A. del Calvo
Eric Jaeger
Christopher Paisley

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of the Company’s Common Stock with the Nasdaq Composite and the J.P. Morgan H&Q Technology Index. The comparison assumes the investment of $100 on February 16, 2001 (the first trading day of the Company’s stock in its initial public offering) based on the closing price of the Company’s Common Stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future performance of the Company’s Common Stock.

	2/16/01	2/28/01	5/31/01	8/31/01	11/30/01	2/28/02
Riverstone Networks, Inc.	$100.00	$87.50	$166.08	$79.00	$130.67	$34.08
J.P. Morgan H&Q Technology Index	100.00	91.42	90.20	72.84	76.79	71.20
Nasdaq Composite	100.00	93.60	95.00	79.80	85.33	79.68

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Arrangements Between Riverstone and Cabletron and its Affiliates

Effective as of June 3, 2000, Cabletron transferred a substantial portion of its operating assets and related liabilities to its subsidiaries, Riverstone, Aprisma Management Technologies, Inc. (“Aprisma”), GlobalNetwork Technology Services, Inc. (“GNTS”) and Enterasys Networks, Inc. (“Enterasys”). Subsequently, Enterasys sold a portion of GNTS to a third party, absorbed a portion of GNTS into Enterasys and Aprisma and discontinued the remainder of the GNTS business, although we have continued to include the references to GNTS in this discussion. Before the separation, Cabletron conducted these businesses through various divisions and subsidiaries. Piyush Patel, a nominee for director and current director of the Company, was the chairman of the board, president and chief executive officer of Cabletron until Cabletron distributed its shares of the Company’s Common Stock to Cabletron’s stockholders in August 2001. Eric Jaeger, a current director of the Company, was an executive vice president of Cabletron until the distribution in August 2001. We have provided below a summary of the transformation agreement, by and among us, Cabletron, Aprisma, Enterasys and GNTS and the principal related agreements.

The Separation

Our separation from Cabletron was completed on August 28, 2000. The transformation agreement contains provisions relating to our separation from Cabletron and the separation of Aprisma, Enterasys and GNTS from Cabletron. An asset contribution agreement between us and Cabletron governed the terms of the transfer to us of assets and liabilities from Cabletron relating to our business. Cabletron, Aprisma, Enterasys, GNTS and we have also delivered agreements governing relationships among us following our separation date. The ancillary agreements to which we are party are described below and include: commercial agreements between us and Aprisma, Enterasys and GNTS; a tax sharing agreement between us, Cabletron, Aprisma, Enterasys and GNTS; and a services agreement between us and Cabletron.

Transformation Agreement

The transformation agreement contains key provisions relating to the distribution of our shares and the potential offerings and distribution of shares of Aprisma, Enterasys and GNTS. The transformation agreement also contains covenants among Cabletron, Aprisma, Enterasys, GNTS and us relating to the relationships among the parties.

The Distribution.    On March 28, 2001, Cabletron received a private letter ruling from the Internal Revenue Service that the distribution of Cabletron’s shares of our Common Stock to Cabletron’s stockholders would be tax-free to Cabletron and its stockholders. The private letter ruling is subject to potential amendments and to compliance with representations made by Cabletron to the Internal Revenue Service. Cabletron will not be able to rely on the ruling if any of the representations or assumptions on which the ruling is based are, or become, incorrect or untrue in any material respect. The transformation agreement provides that Cabletron shall, in its sole and absolute discretion, determine whether to make a distribution of our stock and the terms and conditions of the distribution.

In July 2001, Cabletron’s Board of Directors declared a special dividend of Cabletron’s shares of Riverstone Common Stock to Cabletron’s stockholders of record on July 27, 2001, payable on August 6, 2001. On August 6, 2001, Cabletron distributed its shares of Riverstone Common Stock to Cabletron’s stockholders. Cabletron sent an information statement to its stockholders before the distribution became effective. The information statement informed the stockholders of the distribution and its specifics.

Information Exchange.    We and the other parties to the transformation agreement have agreed to share information with each other for a variety of purposes, unless the sharing would be commercially detrimental. We have agreed with these parties that until our distribution, we and Cabletron would provide to one another any information requested by the other party for specified purposes, including the need to comply with various reporting and disclosure requirements, for use in preparing financial statements, or involving the party’s ongoing business. We agreed that after our distribution, we will each use reasonable commercial efforts to make available to each other party to the transformation agreement personnel and agents who may be used as witnesses in, and documents which may reasonably be required in legal, administrative or other proceedings. We also agreed that each party will use reasonable commercial efforts to retain records that might be reasonably required by any other party to the transformation agreement.

Auditing Practices.    So long as Cabletron was required to consolidate our results of operations and financial position, we agreed to cooperate with Cabletron in the preparation of audited financial statements and the clearance of quarterly financial statements. We agreed that, during this period, we would not select a different independent accounting firm from that used by Cabletron without Cabletron’s consent. We also agreed to use best efforts to enable our auditors to date their opinion on our audited annual financial statements on the same date as Cabletron’s auditors date their opinion on Cabletron’s financial statements.

Confidentiality.    The transformation agreement provides that each party agrees not to disclose confidential information of any other party except in specific circumstances. We have also agreed not to use this information in violation of any use restrictions in any of the other written agreements among us.

Employee Confidentiality Agreements.    The transformation agreement provides that any agreement relating to confidentiality, non-disclosure or non-competition obligations of a current or former employee of Cabletron and its affiliates transferred to us as part of our separation from Cabletron will remain in full force. Cabletron has assigned to us a right to separately enforce these agreements, provided that we may not begin legal action without Cabletron’s consent. We have agreed to use reasonable commercial efforts to cause our executives to enter into new confidentiality agreements.

Covenant Not to Sue.    The transformation agreement provides that we, Enterasys, Aprisma and GNTS will not sue one another for the use in the product segments in which we each focus of any assets, including intellectual property assets, contributed to us by Cabletron.

Expenses.    We were responsible for any internal fees, costs and expenses incurred for the separation, our initial public offering and our distribution. We agreed to bear our proportionate share of any of these fees, costs and expenses incurred by Cabletron.

Dispute Resolution.    If problems arise between us and Cabletron or any other parties to the transformation agreement under the transformation agreement or related agreements, we have agreed to make a good faith effort to first resolve the dispute through negotiation by senior executives. If the negotiations fail, the parties shall submit the dispute to binding arbitration. In certain circumstances, an executive officer of Cabletron may act as the arbitrator. A party to the dispute may also seek injunctive relief from a court of competent jurisdiction before negotiation or arbitration to prevent serious and irreparable injury to one of the parties or to others.

Non-Solicitation of Employees.    We and Cabletron have each agreed not to solicit or recruit employees of the other party directly without the other’s consent for two years after our separation date, or August 28, 2002. We, Aprisma, Enterasys and GNTS have agreed not to solicit or recruit each other’s employees directly without consent for the longer of two years after our separation date and the date on which either we or the other party ceases to be a majority-owned subsidiary of Cabletron. This prohibition does not apply to general recruitment efforts carried out through public or general solicitation.

Allocation of Assets and Liabilities.    We agreed that Cabletron may, in its sole discretion, retain, allocate or reallocate to us or to other parties to the transformation agreement any assets and liabilities, including general corporate liabilities, of Cabletron, or terminate the transformation agreement or any ancillary agreement, to:

facilitate a tax-free distribution by Cabletron of shares of the capital stock of us or another party to the transformation agreement; comply with financial or regulatory reporting requirements; or facilitate the transactions considered by the transformation agreement.

Indemnification Matters.    Cabletron agreed to indemnify us, our directors, officers and subsidiaries from and against all losses resulting from: the failure of any of the parties to comply with bulk transfer laws relating to our separation; and the conduct by Cabletron, after our separation date, that does not relate to our business or the business of Aprisma, Enterasys or GNTS. This indemnification does not apply to losses related to income taxes and payroll taxes governed by the tax sharing agreement. We agreed to indemnify Cabletron and its directors, officers and affiliates, and Aprisma, Enterasys and GNTS and their directors, officers and affiliates, from and against all losses from: liabilities assumed by us under the asset contribution agreement or assigned to us under the transformation agreement, and liabilities arising out of our operations; the nonfulfillment of any agreement or covenant by us contained in the transformation agreement or the asset contribution agreement and some related instruments; and the conduct of our business after our separation date.

Asset Contribution Agreement

The asset contribution agreement identified the assets that Cabletron transferred to us and the liabilities that we assumed in the separation. As consideration for these assets and liabilities, we issued to Cabletron 92,088,135 shares of convertible preferred stock. In connection with our initial public offering, these shares of convertible preferred stock were converted into 92,088,135 shares of our Common Stock. On August 6, 2001, Cabletron distributed these shares and the 7,117,757 shares we issued to Cabletron pursuant to the transfer agreement described below, to its stockholders of record on July 27, 2001.

Transfer Agreement

We entered into a transfer agreement with Cabletron in July 2001, which was restated in August 2001, pursuant to which we issued Cabletron 7,117,757 shares of Common Stock in exchange for approximately $122 million in cash and certain strategic investments, with a historic cost of approximately $13 million. These shares were among those distributed by Cabletron on August 6, 2001 to its stockholders of record on July 27, 2001.

Commercial Agreements with Other Subsidiaries

We have entered into individual commercial agreements with Enterasys, Aprisma and GNTS. These agreements establish the prices and other terms and conditions under which we will provide and obtain products and services to and from these parties. These agreements terminate in three years or, if earlier, when a new agreement is entered into between the parties.

Our agreement with Enterasys, dated June 3, 2000, includes: cross-manufacturing licenses to allow each company to manufacture some products of the other; cross-marketing and sales arrangements under which Enterasys and we may purchase products of the other for resale to our customers, with Enterasys acting as our sales agent in international markets and with us receiving a referral fee on sales of some Enterasys products; arrangements under which Enterasys will provide services on Enterasys and Riverstone products sold by us; arrangements under which we will provide services on some smart switch router products sold by Enterasys; and an arrangement under which Enterasys will pay us a referral fee for sales of Enterasys training services to our customers.

Our agreement with Aprisma, dated June 3, 2000, provides terms and conditions relating to: Aprisma’s purchase of our products for its product development and other internal uses; Aprisma’s sale of products, services and support and third party products for our internal use and resale to our customers; and Aprisma’s provision of sales and technical training for Aprisma products sold to and by us.

Tax Sharing Agreement

We entered into a tax sharing agreement with Cabletron, Aprisma, Enterasys and GNTS that allocates responsibilities for tax matters among us. The tax sharing agreement provides that, for periods through and including the distribution by Cabletron of our capital stock held by Cabletron to its stockholders, Cabletron will file all consolidated, combined or unitary income tax returns required to be filed by Cabletron relating to us. For all periods beginning before our distribution, we agreed to file all other income tax returns required to be filed by us and to be responsible for all taxes due under these returns.

Each member of a consolidated group is, for United States federal income tax purposes, both individually and jointly liable for the group’s federal income tax liability. We could be required to pay a deficiency in the group’s federal income tax liability for a period during which we were a member of the group even if the tax sharing agreement allocates that liability to Cabletron or another group member.

The agreement requires Cabletron to pay all taxes due on the returns filed by Cabletron. We are required to pay Cabletron an amount equal to our tax liability for periods covered by these returns, determined on a separate return basis, as determined by Cabletron in its sole discretion. The agreement also requires Cabletron to pay us for any benefits realized by Cabletron or other affiliates from the use of our tax attributes.

The agreement also provides that Cabletron is required to pay any taxes due and will receive all refunds arising from adjustments relating to its filed returns and that we must reimburse Cabletron for these taxes if they are attributable to us or our business. The tax sharing agreement also requires each party to indemnify each other party against any taxes, including interest and penalties, that the party is liable to bear under the agreement.

If our distribution does not qualify as a tax-free transaction, and the failure is our sole responsibility or results from our stock being acquired by one or more persons so that it is no longer treated as qualified property under section 355(c)(2) of the Code, we will indemnify any other party to the agreement against any resulting taxes or other damages. If the failure is the responsibility both of us and of Cabletron, we and Cabletron will indemnify each other party against any resulting taxes or other damages, each in proportion to its market value. For these purposes, the market valuation of Cabletron does not include us, Aprisma, Enterasys or GNTS if Cabletron has distributed the shares of that entity. If the failure to qualify is the sole responsibility of Cabletron or results from the stock of Cabletron being acquired by one or more persons so that the stock being distributed is no longer treated as qualified property under section 355(c)(2) of the Code, Cabletron will indemnify each other party to the agreement against any resulting taxes or other damages.

Aprisma, Enterasys and GNTS have each also agreed to analogous provisions in the tax sharing agreement, including those relating to the potential distributions of their capital stock by Cabletron. The tax sharing agreement also assigns responsibilities for administrative matters such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings.

Services Agreement

Cabletron provided corporate, human resource, information technology, financial, and other services to us or our predecessor division from March 1, 2000 until our distribution. We and Cabletron entered into a services agreement dated August 28, 2000, which formalized the terms and conditions of those services. The services provided by Cabletron included information technology support and general corporate services, including legal, accounting, treasury, tax, insurance, payroll, and other administrative functions. Cabletron administered an intercompany account for us as part of the treasury services provided under the services agreement. Upon our distribution, the balance in the account was transferred to us.

The services agreement allowed our eligible employees to continue to participate in Cabletron’s benefits plans until the distribution date and described the manner in which Cabletron would share with us its owned and leased properties and office space. The services agreement permitted Cabletron to engage subcontractors to perform all or any portion of the services described in it and allowed us and Cabletron to adjust periodically the nature and level of services provided by Cabletron to us. The services agreement specified charges for the services provided by Cabletron to us.

Supplemental Options

We entered into an agreement with Cabletron dated August 28, 2000 that provided if Cabletron distributed to its stockholders the shares of our capital stock held by Cabletron, we would be obligated to grant supplemental options under our 2000 Equity Incentive Plan to acquire shares of our Common Stock to those persons who held compensatory Cabletron stock options. See “Executive Compensation—Change of Control Agreements and Arrangements.” We granted these options in August 2001.

Agreement Regarding Rescission Offer

In July 2001 we entered into an agreement with Cabletron whereby we received $1.5 million from Cabletron to release Cabletron from its obligation to indemnify the Company for amounts paid or expenses incurred in connection with our potential offer to repurchase certain options granted prior to February 22, 2001.

Transactions with Silver Lake and the Other Strategic Investors

We issued certain securities and purchase rights and Cabletron issued warrants to Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., Integral Capital Partners V, L.P., Integral Capital Partners V Side Fund, L.P., and Morgan Stanley Dean Witter Equity Funding, Inc. and its transferees (“the Strategic Investors”) as part of an integrated set of transactions, which included the issuance by Cabletron to the Strategic Investors of 65,000 shares of its 4% series A participating convertible preferred stock and 25,000 shares of its 4% series B participating convertible preferred stock and the issuance of stock purchase rights by Aprisma, Enterasys and GNTS to the Strategic Investors. The aggregate consideration paid by the Strategic Investors at the closing of these transactions, after subtracting transaction fees and expenses payable by Cabletron to Silver Lake, was $87.75 million. Of this aggregate consideration, Cabletron paid us $7.173 million, which was determined to be equal to the portion of the aggregate consideration allocated to the purchase rights, IPO valuation warrants and spin-off warrants issued or to be issued by us. Upon the distribution of our Common Stock by Cabletron to its stockholders in August 2001, the Strategic Investors acquired additional shares of our Common Stock based on shares of Cabletron stock held by them.

Indebtedness of Management

On April 12, 2000, Romulus Pereira, the Company’s president and chief executive officer, issued a note to Cabletron in the amount of $400,000 to be applied to the payment of taxes owed by Mr. Pereira relating to Cabletron shares received by him as part of the transaction involving Cabletron’s acquisition of Yago Systems, Inc. in 1998. The note bears interest at an annual rate of 6.46% and is due in full on April 12, 2003.

On April 17, 2000, Riverstone issued an interest-free promissory note to Mr. John Kern, our Executive Vice President of Worldwide Sales and Services, in the amount of $250,000. The note provided that it would be forgivable in the event that the market capitalization of Riverstone was less than $5 billion for the mean average of 20 days prior to the completion of 24 months of Mr. Kern’s continuous employment from the date of the promissory note. The note was forgiven on April 17, 2002.

Certain Business Relationships

Jorge A. del Calvo, one of our directors, is a partner of Pillsbury Winthrop LLP. The Company has retained Pillsbury Winthrop to act as its primary outside corporate and securities counsel.

PROPOSAL 2:    TO CONFIRM THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for the fiscal year ending March 1, 2003. Ernst & Young has audited the Company’s financial statements since November 21, 2001. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Effective November 21, 2001, the Audit Committee and the Board of Directors approved a change in the Company’s independent auditors for the fiscal year ending March 2, 2002 from KPMG LLP to Ernst & Young. As a result, the Company informed KPMG LLP that, effective November 21, 2001, they had been dismissed as the Company’s independent auditors.

The report of KPMG LLP for the fiscal years ended March 3, 2001 and February 29, 2000, contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 3, 2001 and February 29, 2000, and the interim period from March 4, 2001 through November 21, 2001, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KMPG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. No reportable event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K occurred within the Company’s fiscal years ending March 3, 2001 and February 29, 2000, or the interim period from March 4, 2001 through November 21, 2001.

The Company did not consult with Ernst & Young during the fiscal years ended March 3, 2001 and February 29, 2000, and the interim period from March 4, 2001 through November 21, 2001, on any matter which was the subject of any disagreement, as defined in paragraph 304(a)(1)(iv) of Regulation S-K, or any reportable event, as described in paragraph 304(a)(1)(v) of Regulation S-K, or on the application of accounting principles to a specified transaction, either completed or proposed.

Audit Fees

Ernst & Young billed us, or expects to bill us, an aggregate of $370,700 for professional services rendered in connection with the audit of our financial statements for the year ended March 2, 2002.

Financial Information Systems Design and Implementation Fees

Ernst & Young did not perform any professional services in connection with our financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

Ernst & Young billed us an aggregate of $46,724 in non-audit service fees for other services, including professional services on tax matters and other advisory services, rendered to us and our affiliates for the fiscal year ended March 2, 2002.

The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In reviewing non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of non-audit services on the auditor’s independence.

Required Vote

Confirmation of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event confirmation is not obtained, the Board of Directors will review its selection of the Company’s independent auditors for the fiscal year ending March 1, 2003.

The Board of Directors recommends a vote “FOR” confirmation of the appointment of Ernst & Young LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company no later than February 21, 2003 in order to be considered by the Company’s management to be included in the next annual Proxy Statement and related proxy materials.

If a stockholder wishing to present a proposal at the 2003 Annual Meeting of Stockholders (without regard to whether it will be included in the proxy materials for that meeting) fails to notify the Company by May 2, 2003, the proxies management receives for the meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2002, except that during fiscal year 2002, each of Eric Jaeger, Piyush Patel, Romuus Pereira and Robert Stanton filed an amended Form 3 to reflect options held by each of them at the time each became a reporting person.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable.

The Company’s 2002 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to the Company at 5200 Great America Parkway, Santa Clara, California 95054, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of June 3, 2002, the stockholder was entitled to vote at the Annual Meeting.

PROXY CARD FOR RIVERSTONE NETWORKS INC.’S 2002 ANNUAL MEETING

RIVERSTONE NETWORKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF  RIVERSTONE NETWORKS, INC. FOR THE ANNUAL MEETING OF  STOCKHOLDERS TO BE HELD ON JULY 30, 2002

The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Riverstone Networks, Inc. (the “Company”), hereby appoints each of Romulus Pereira and Robert Stanton as Proxies of the undersigned (each with full power of substitution) to attend the Annual Meeting of Stockholders of the Company to be held on July 30, 2002 at 10:30 a.m. Pacific Daylight Time at Riverstone Networks, Inc., 5200 Great America Parkway, Santa Clara, California 95054 and all adjournments and postponements thereof (the “Annual Meeting”) and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this proxy. The Proxies appointed shall act by a majority of such of them as shall be present, or if only one is present, by that one.

Shares represented by this proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxy will be voted FOR the nominees, FOR the other proposal set forth herein and described in the Board of Directors’ Proxy Statement, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting. If the nominee is not available to serve, this proxy may be voted for a substitute. The undersigned hereby revokes any other proxy previously granted to vote the same shares of Common Stock for the Annual Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as indicated in this example:    ☒

The Board of Directors recommends a vote FOR each of the following matters:

1. The election of one director to Class II, for a term ending 2005 or until his successor is duly elected and qualified.	FOR THE NOMINEE ☐	WITHHOLD AUTHORITY to vote for the nominee ☐	Nominee: Piyush Patel

2. To confirm the appointment of Ernst & Young LLP as the Company’s independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

Mark here for address change and note at right. ☐	Indicate any change in address here:

Mark here if you plan to attend the meeting. ☐

Signature	Date

Signature	Date

NOTE:    Please sign name exactly as it appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.